UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APRICUS BIOSCIENCES, INC.

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

APRICUS BIOSCIENCES, INC.
6330 Nancy Ridge Drive, Suite 103
San Diego, California, 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given to the stockholders of Apricus Biosciences, Inc. that an Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, May 16, 2011 at 8:00 a.m., local time, at the Woodfin Hotel, located at 10044 Pacific Mesa Boulevard, San Diego, California 92121, for the following purposes:

(1)
To elect three Class III directors, nominated by our Board of Directors, to serve until our 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or their earlier removal or resignation.

(2)	To ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011

(3)
To consider and vote upon a proposal to amend our 2006 Stock Incentive Plan, as amended (“2006 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2006 Plan to 3,833,333 shares.

(4)	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

This communication presents only an overview of the more complete proxy materials included herewith and available to you on the Internet.  The enclosed Proxy Statement includes information relating to the above proposals.  We encourage you to review all of the important information contained in the proxy materials before voting.  Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are available to you via the internet at www.proxyvote.com..

Stockholders may complete their proxy and authorize their vote by proxy over the Internet at www.proxyvote.com or by telephone at 1- 800-690-6903.  Stockholders who complete their proxy electronically or by telephone do not need to return a proxy card.  Stockholders may authorize their vote by proxy by mail by completing and returning the enclosed proxy card.

All holders of record of Common Stock at the close of business on March 21, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  At least a majority of the outstanding shares of

Common Stock entitled to vote, represented either in person or by proxy, is required to establish a quorum for the Annual Meeting.

By Order of the Board of Directors

/s/ Edward Cox
Edward Cox
Secretary

April 15, 2011
San Diego, California

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.  ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT 1-800-690-6903 OR BY INTERNET AT WWW.PROXYVOTE.COM .  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING YOUR SHARES IN PERSON.  YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

APRICUS BIOSCIENCES, INC.
6330 Nancy Ridge Drive, Suite 103
San Diego, California, 92121

PROXY STATEMENT

General Information

We are furnishing this Proxy Statement in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 16, 2011, at 8:00 a.m., local time, at the Woodfin Hotel, located at 10044 Pacific Mesa Boulevard, San Diego, California 92121, and any adjournment or postponement thereof.  This proxy statement is being mailed to our stockholders on or about April 15, 2011.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Edward Cox, our Secretary) a written notice of revocation or a properly executed proxy bearing a later date.  You may also revoke your proxy by attending the meeting and voting your shares in person.

Solicitation and Voting Procedures

This proxy is solicited on behalf of the Board of Directors of Apricus Biosciences, Inc.  The solicitation of proxies will be conducted by mail and we will bear all attendant costs.  These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our Common Stock, par value $.001 per share (“Common Stock”).  We may also use the services of a proxy solicitor and, in such event, we would expect to pay approximately $10,000, plus out-of-pocket expenses, for such services.  We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

A stockholder’s shares can be voted at the Annual Meeting only if the stockholder is present in person or represented by proxy.  We urge any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance.  Stockholders may complete their proxies and authorize their votes by proxy over the Internet at http/www.proxyvote.com or by telephone at 1-800-690-6903.  Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card.  Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote these shares.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.  The close of business on March 21, 2011 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.  As of the Record Date, there were 19,533,018 shares of Common Stock outstanding.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.  Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions.  If no instructions are given, the shares will be voted FOR each of the nominees listed in Proposal No 1, and FOR each of Proposals Nos. 2 and 3.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Overview

Our Articles of Incorporation, as amended, provide that our Board of Directors is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms.  The total authorized number of directors is currently fixed at six directors.  Currently, the Class I director (whose term expires at the 2013 annual meeting of stockholders) is Roberto Crea, Ph.D.  The Class II directors (whose terms expire at the 2012 annual meeting of stockholders) are currently Henry Esber, Ph.D.  and Deirdre Y. Gillespie, M.D.  The Class III directors (whose terms expire at the 2011 annual meeting of stockholders) are currently Bassam Damaj, Ph.D., Leonard Oppenheim, Esq. and Rusty Ray.  Class III directors elected at the Annual Meeting will hold office until the 2014 annual meeting of stockholders, and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with our Bylaws.

All nominees for election as directors at the Annual Meeting have indicated their willingness to serve if elected.  Should any nominee become unavailable for election at the Annual Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board of Directors.

Nomination of Directors

The Corporate Governance/Nominating Committee, which acts as the nominating committee of our Board of Directors, reviews and recommends to the Board potential nominees for election to the Board.  In reviewing potential nominees, the Corporate Governance/Nominating Committee considers the qualifications described below under the caption “Board of Directors & Committees; Corporate Governance.”  After reviewing the qualifications of potential Board candidates, the Corporate Governance/Nominating Committee presents its recommendations to the Board, which selects the final director nominees.  The Corporate Governance/Nominating Committee recommended each of the nominees for director identified in this Proxy Statement.  We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.

Information Regarding Nominees and Incumbent Directors

The following table sets forth the following information for each of the nominees for director identified in this Proxy Statement and for each of our continuing directors: the year each was first elected a director, their respective ages, the positions currently held with our company, the year of expiration of their current term and their current class:

Name	Year Elected	Age(6)	Position(s)	Expiration of Term	Class
Roberto Crea, Ph.D. (3)(4)	2009	63	Director	2013	I

Deirdre Y. Gillespie, M.D. (2)(3)(5)	2010	55	Director	2012	II

Henry Esber, Ph.D.	2009	73	Director	2012	II

Bassam Damaj, Ph.D. (5)	2009	42	Chairman, Director, President and Chief Executive Officer	2011	III
Leonard Oppenheim, Esq. (2)(4)	2004	64	Director	2011	III
Rusty Ray (1)(2)(3)(4)(5)	2009	40	Director	2011	III

(1)	Lead Independent Director
(2)	Member of the Audit Committee.
(3)	Member of the Corporate Governance/Nominating Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Finance Committee
(6)	Age as of April 12, 2011

Class III Directors Nominated for Election

Proposal No. 1 in this Proxy Statement relates to the election of individuals to serve as Class III directors until our 2014 annual meeting of stockholders.  The following persons have been nominated by our Board of Directors to be elected as Class III directors at the Annual Meeting:

 Bassam B. Damaj, Ph.D. has been the President, Chief Executive Officer and a director since December 2009.  Dr. Damaj was appointed Chairman of the Board of Directors in October 2010.  He has served as a member of our Finance Committee since 2010.  He is a co-founder of Bio-Quant, Inc. and served as the Chief Executive Officer and Chief Scientific Officer and a director of Bio-Quant since its inception in June 2000.  He has also served as the Group Leader for the Office of New Target Intelligence and a Group Leader for immunological and inflammatory disease programs at Tanabe Research Laboratories, U.S.A., Inc., as a senior scientist and member of the senior staff board of the drug discovery department at Pharmacopeia Inc., and as a visiting scientist at Genentech Inc., Pfizer Inc. and the National Institutes of Health (NIH).  Dr. Damaj holds a Ph.D. degree in Immunology/Microbiology from Laval University and completed a postdoctoral fellowship in molecular oncology from McGill University. In nominating Dr. Damaj for reelection as a Class III director, the Corporate Governance/Nominating Committee and Board of Directors considered Dr. Damaj’s scientific, business development and finance background and ability to lead the Company’s drug development and contract research business activities in his role as the Company’s President and Chief Executive Officer.

Leonard A. Oppenheim, Esq. has been a director since 2004.  He has served as a member of our Audit Committee since January 2006 and a member of our Finance Committee since June 2006.  Mr. Oppenheim served as the Chairman of the Board from June 2006 through June 2007.  Mr. Oppenheim retired from business in 2001 and has since been active as a private investor.  From 1999 to 2001, Mr. Oppenheim was a partner in Faxon Research, a company offering independent research to professional investors.  From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities.  Prior to that, he was a practicing attorney.  Mr. Oppenheim holds a J.D. degree from New York University Law School.  In nominating Mr. Oppenheim for reelection as a Class III director, the Corporate Governance/Nominating Committee and Board of Directors considered Mr. Oppenheim’s significant experience in the areas of law, finance and corporate communications.

Rusty Ray has been a director since December 2009.  He has served as our Lead Independent Director since March 2011 and has served as a member of our Compensation, Audit, Corporate Governance/Nominating and Finance Committees since 2009.  He is currently a partner with Brocair Partners, a healthcare focused investment bank, and has been with Brocair Partners since its founding in 2004.  Since joining Brocair, he has worked with a wide variety of clients across the healthcare industry ranging from large pharmaceutical companies to early-stage drug development companies to medical device and service-based companies.  Prior to joining Brocair Partners, Mr. Ray was a Deputy Director for eight years with Resources for the Future (“RFF”) a non-partisan Washington-based think tank that conducts independent economic research.  During his tenure at RFF, the organization conducted a number of studies related to the pharmaceutical and biotechnology industries.  Beyond life sciences, Mr. Ray also worked on issues related to emissions credit trading and utility restructuring.  Prior to joining RFF, Mr. Ray worked with The Meningitis Research Foundation in London where he worked to support basic research to cure the disease.  Mr. Ray is currently a Director of New Media Mill, a digital media company.  Mr. Ray holds an M.B.A. in Finance from the Fordham University School of Business, and received a B.S. in Biology from Wake Forest University.  In nominating Mr. Ray for reelection as a Class III director, the Corporate Governance/Nominating Committee and Board of Directors considered Mr. Ray’s experience advising life sciences companies in matters of finance, corporate communications and business development.

Class I Director Continuing in Office until 2012

The following director will continue in office until the 2012 annual meeting of stockholders, or until his earlier resignation or removal in accordance with our Bylaws.

Roberto Crea, Ph.D. has been a director since December 2009.  He has been a member of our Compensation Committee and our Corporate Governance/Nominating Committee since 2009.  Dr. Crea has over 30 years of experience in the biotechnology field as a scientist, investor and entrepreneur.  Since October 2005, he has served as the President and Chief Executive Officer of ProtElix, Inc., a privately held, early stage biotherapeutic company focused on the discovery and development of optimized protein therapeutics.  Prior to that, from January 2002 to August 2005, Dr. Crea served as a founder and the Chief Executive Officer of Bioren, Inc., which was acquired by Pfizer, Inc. in August 2005.  He is also one of the scientific co-founders of Genentech, Inc., and founder of Creative Bio Molecules, Inc. (1982), Creagen, Inc. (1992) and CreAgri, Inc. (1998).  Dr. Crea holds a Ph.D. degree in Biological Chemistry from University of Pavia, Italy.  He was also an Associate Professor of DNA Chemical Synthesis at Leiden University in the Netherlands prior to moving to the United States in 1977.  Dr. Crea currently serves as a director of CreAgri, Inc., ProtElix, Inc. and SynGen, Inc.  In appointing Dr. Crea as a Class I director, the Corporate Governance/Nominating Committee and Board of Directors considered Dr. Crea’s scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Crea’s broader business development and corporate experience.

Class II Directors Continuing in Office until 2013

The following directors will continue in office until the 2012 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws.

Henry J. Esber, Ph.D. has been a director since December 2009, when he was appointed to the Board in connection with our acquisition of Bio-Quant, Inc.  He is currently a private consultant in the business development area for life science companies.  He served as the Senior Vice President and Chief Business Development Officer and a director of Bio-Quant, Inc. from January 2006 until December 2010.  From September 2000 to December 2005, Dr. Esber served as the executive director of business development at Charles River Laboratories, Inc., a global provider of research models and preclinical, clinical, and support services.  Prior to that, Dr. Esber was an executive director at Primedica Corporation and Genzyme Transgenics Corporation, vice president at Bio-Development Laboratories, vice president at TSI Corporation, director at EG&G Mason Research Labs and the director of the Department of Immunology and Clinical Services at Mason Research Laboratories.  Dr. Esber has also served as an affiliate professor at Anna Maria College Graduate School and the University of Connecticut.  Dr. Esber holds a B.S. degree in Pre-Medicine from Norfolk College of William and Mary (now Old Dominion), a Master of Science degree in Public Health in Parasitology and Public Health from the University of North Carolina, Chapel Hill and a Ph.D. degree in Immunology/Microbiology from West Virginia University Medical Center, Morgantown.  In appointing Dr. Esber as a Class II director, the Corporate Governance/Nominating Committee and Board of Directors considered Dr. Esber’s scientific background and significant experience in senior business development and technical roles in the contract research industry.

Deirdre Y. Gillespie, M.D. has been a director since June, 2010. She has served as a member of our Audit, Corporate Governance/Nominating and Finance Committees since June 2010. She is currently the President and Chief Executive Officer of publicly-held La Jolla Pharmaceutical Company.  She has over 20 years experience in general management in pharmaceutical and biotechnology companies.  Prior to joining La Jolla Pharmaceutical Company in 2006, Dr. Gillespie served from 2001 to 2005 as President and Chief Executive Officer of Oxxon Therapeutics, Inc., a privately-held pharmaceutical company spun out of Oxford University that was ultimately acquired by Oxford Biomedica Plc. Before that, Dr. Gillespie was Chief Operating Officer of Vical, Inc., a publicly-traded gene delivery company, from 2000 to 2001, and Executive Vice President and Chief Business Officer of the company, from 1998 to 2000. During her career, Dr. Gillespie also held a number of senior strategic and commercial positions at DuPont Merck Pharmaceutical Company, including Vice President of Marketing from 1990 to 1996, and at Sandoz Pharma AG (Novartis), in clinical development, from 1986 to 1990. Prior to that time, she spent five years in internal medicine in London and Oxford.  Dr. Gillespie received her M.B.A. from the London Business School and her M.D. and B.Sc. from London University.  In recommending her appointment to the Board, the Corporate Governance/Nominating Committee and Board considered Dr. Gillespie’s medical and scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Gillespie’s broader business development and corporate experience as a chief executive officer of a publicly traded biotechnology company.

Vote Required and Majority Vote Standard

Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality vote.  However, under the Company’s Corporate Governance Guidelines (the “Guidelines”), the Board has adopted a policy that provides that if at an uncontested election of directors (i.e., the number of nominees for election to the Board is equal to, or less than, the number of seats open for election), a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election, then such nominee shall submit an offer of resignation, subject to Board acceptance.  Under the Guidelines, the Corporate Governance/Nominating Committee of the Board, with the interested director abstaining, will consider the offer of resignation and other relevant circumstances and recommend to the Board the action to be taken.  The Board will then determine whether to accept the offer of resignation and will notify the affected director of the determination.

Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for any individual will result in other individuals receiving larger proportions of the votes cast.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm to audit and report upon our consolidated financial statements for the fiscal year ending December 31, 2011 and is submitting this matter to our stockholders for their ratification.  A representative of EisnerAmper LLP is expected to be present at the Annual Meeting to respond to appropriate questions.  The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Fees for Independent Registered Public Accounting Firm

On August 16, 2010, the Audit Committee of the Company’s Board of Directors engaged EisnerAmper to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Politziner and Mattia, LLP (“Amper”), an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper, an independent registered public accounting firm.  The Company previously filed Form 8-K on August 19, 2010 acknowledging this change.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through the date we engaged EisnerAmper, the Company did not consult with Eisner  regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Amper on the (consolidated) financial statements of the Company as of and for the year(s) ended December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion,  however, it was qualified as to uncertainty about the Company’s ability to continue as a going concern..

In connection with the audit of the Company’s (consolidated) financial statements for the fiscal year(s) ended December 31, 2008 and 2009 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

The following is a summary of the fees billed to the Company by EisnerAmper for professional services rendered for 2010. These fees are for work invoiced in 2010.

2010

Audit Fees:
Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s Quarterly Reports (together, the “Financial Statements”) and for services normally provided in connection with statutory and regulatory filings or engagements	$129,000
Other Fees:
Audit-Related Fees
Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)	11,000
Tax Fees
Consists of fees billed for tax compliance, tax advice and tax planning	-
All Other Fees
Consists of fees billed for other products and services not described above	5,000
Total Other Fees	-
Total All Fees	$145,000

The following is a summary of the fees billed to the Company by Amper for professional services rendered for 2009 and for 2010. These fees are for work invoiced in the fiscal years indicated.

	2010	2009

Audit Fees:
Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s Quarterly Reports (together, the “Financial Statements”) and for services normally provided in connection with statutory and regulatory filings or engagements	$35,000	$195,500
Other Fees:
Audit-Related Fees
Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)	-	-
Tax Fees
Consists of fees billed for tax compliance, tax advice and tax planning	-	-
All Other Fees
Consists of fees billed for other products and services not described above	23,650	22,500
Total Other Fees	-	-
Total All Fees	$58,650	$218,000

Additionally, we retain the services of PricewaterhouseCoopers LLP as our tax advisor.  The aggregate fees billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $33,000 for 2010 and $33,000 for 2009.  The nature of the services performed for these fees included the preparation of our federal and state tax returns.

Pre-Approval Policies and Procedures

It is our policy that all services provided by EisnerAmper shall be pre-approved by the Audit Committee.  EisnerAmper will provide the Audit Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services.  Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by EisnerAmper.  Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that (i) the category is narrow enough and detailed enough that management will not be called upon to make a judgment as to whether a particular proposed service by EisnerAmper fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services. The Chairman of the Audit Committee shall have, and the Audit Committee may delegate to any other member of the Audit Committee, the authority to grant pre-approval of permitted non-audit services to be provided by EisnerAmper between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services that were provided in 2010.

Required Vote and Recommendation of Board of Directors

Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total votes cast on the proposal are affirmative.  Under Nevada law, abstentions from voting on the proposal and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal.  If our stockholders do not ratify the selection of EisnerAmper, our Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNERAMPER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL NO. 3

APPROVAL AND ADOPTION OF AMENDMENTS TO THE APRICUS BIOSCIENCES, INC.
2006 STOCK INCENTIVE PLAN TO INCREASE THE SHARE RESERVE

Our  2006 Stock Incentive Plan (the “2006 Plan”), which was adopted in March 2006, currently has authorized for issuance 1,333,333 million shares of Common Stock, of which no shares remained available for future grants as of the Record Date.  Our Board of Directors has approved an amendment to the 2006 Plan, subject to approval by our stockholders, to increase the shares authorized for issuance by 2,500,000 million to a total of 3,833,333 million shares.

Our Board of Directors believes that the approval of the amendments to the 2006 Plan is in the best interests of our Company and stockholders because the availability of an adequate number of shares reserved for issuance under the 2006 Plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success.

Pursuant to the 2006 Plan, we may grant to eligible persons awards of incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), non-incentive stock options (“NISOs”), restricted stock awards of our Common Stock and stock appreciation rights (“SARs”) (together, “Awards”).  Our Board of Directors believes that stock options, restricted stock awards and SARs are an integral part of the compensation packages to be offered to our executives, directors, employees and consultants and that the grant of stock options, restricted stock awards and SARs, which align the interests of the recipients with those of our stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

The following summary of certain features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is filed as an annex to our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2006, as amended by the Instrument of Amendment to the 2006 Plan, which is filed as an annex to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2008 and amended by the Instrument of Amendment to the 2006 Plan, which is filed as an annex to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2010.  Attached to this Proxy Statement as Appendix A is the Instrument of Amendment to the 2006 Plan that would effect the amendments described in this Proposal No. 3.  All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 2006 Plan.

Nature and Purposes of the 2006 Plan

The purposes of the 2006 Plan are to facilitate fair, adequate and competitive compensation and to induce certain individuals to remain in the employ of, or to continue to serve as directors of, or as independent consultants to, our company and our present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the company.  Our Board of Directors believes that the granting of Awards under the 2006 Plan will promote continuity of management, increased incentive and personal interest in our welfare, and aid in securing our growth and financial success.

Duration and Modification

The 2006 Plan will terminate on March 6, 2016, ten years from its adoption by the Board of Directors.  The Board of Directors may at any time terminate the 2006 Plan or make such modifications to the 2006 Plan as it may deem advisable. The Board, however, may not, without approval by our stockholders, increase the number of shares of Common Stock as to which Awards may be granted under the 2006 Plan, change the manner of determining stock option or SAR prices, change the class of persons eligible to participate in the 2006 Plan or make other changes to the 2006 Plan which are not permitted without stockholder approval under NASDAQ rules.

Administration of the Plan

The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has the discretion to determine the participants under the 2006 Plan, the types, terms and conditions of the Awards, including performance and other earn out and/or vesting contingencies, permit transferability of Awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the 2006 Plan’s provisions and administer the 2006 Plan in a manner that is consistent with its purpose.

Eligibility and Extent of Participation

The 2006 Plan provides for discretionary grants of Awards to all of our employees, non-employee directors and consultants, including those of any of our subsidiaries, or any corporation acquired by us or any of its subsidiaries.  As of December 31, 2010, we had 34 full-time employees and four non-employee directors who would be eligible to participate in the 2006 Plan.

Stock Options

Under the 2006 Plan, the Compensation Committee may grant Awards in the form of options to purchase shares of Common Stock.  The initial per share exercise price for an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock.  The initial per share exercise price for a NISO may not be less than 100% of the fair market value of a share of underlying Common Stock on the date of grant.

No option granted pursuant to the 2006 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant.

Stock Awards

The 2006 Plan also permits the grant of Stock Awards.  A Stock Award is a grant of a right to receive shares of Common Stock in the future.  Each Stock Award will be subject to conditions, restrictions and contingencies established by the Compensation Committee.  Upon the satisfaction of such conditions, restrictions and contingencies, actual shares of Common Stock will be issued.  In making a determination regarding the allocation of such shares, the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to our success and such other factors as the Compensation Committee in its discretion shall deem relevant.

Stock Appreciation Rights

The 2006 Plan also permits the grant of Awards of SARs, which are grants of the right to receive shares of Common Stock with an aggregate fair market value equal to the value of the SAR.  The value of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date over the fair value of the shares underlying of the SAR on the grant date.

Voting Rights

Participants will not have any interest or voting rights in shares covered by their Awards until the Awards shall have been exercised or restrictions shall have lapsed and a certificate for such shares shall have been issued.

Adjustment of Number of Shares

In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the 2006 Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.  In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of our company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which we are the surviving corporation, then there shall be substituted for each share of Common Stock then subject to any Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

In the event that there shall be any change, other than as specified directly above, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Compensation Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the 2006 Plan but not yet covered by an Award, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the 2006 Plan and of each Award.

Change in Control

Except as otherwise determined by the Compensation Committee at the time of grant, if a Participant’s employment, or directorship, with us and our subsidiaries is terminated without cause or the Participant terminates his or her employment with, or terminates his or her service as a director of, our company and our subsidiaries for good reason, whether voluntarily or otherwise, within one year after the effective date of a Change in Control, as defined in the Plan, (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

New Plan Benefits to Named Executive Officers and Others

If this Proposal No. 3 is approved the following equity awards would be expected to be granted following approval:

Director Compensation.  We expect to continue to pay quarterly retainer fees to our non-employee directors in the form of Common Stock in addition to a cash meeting fee of $500 per meeting.  Each non-employee director is entitled to receive a quarterly stock payment valued at $9,000 for service as a director, with the value of the Common Stock being delivered in satisfaction of this payment to be fixed annually based on the five-day average closing price of our Common Stock over the first five trading days of each calendar year.  In addition, each non-employee director serving as chair of one of our standing committees of the Board is entitled to receive a quarterly stock payment valued at $1,000 for service as a committee chair, with the value of the Common Stock being delivered in satisfaction of this payment also to be fixed annually based on the five-day average closing price of our Common Stock over the first five trading days of each calendar year.  For 2011, this average price was $3.59, which results in expected quarterly payments to each non-employee director of 2,505 shares for service as a Board member and 279 additional shares for service as a committee chair.

The Company has committed to issue 25,000 shares of restricted stock and 180,000 stock options in 2011 to certain employees of whom one is an executive officer and the remaining are not executive officers upon approval of this proposal.  Additionally, the Company has committed to issue 43,212 shares of restricted stock to all of the non-executive directors during 2011 upon approval of this proposal.

Because incentive awards granted under the 2006 Plan are generally discretionary, the table below sets forth information pertaining to stock options and shares of restricted stock that were granted in 2010 pursuant to the 2006 Plan to the persons or groups named below.

2006 Plan Benefits
Name and Principal Position(s)	Total Number of Stock Options	Dollar Value of Stock Options (1)	Total Number of Shares of Restricted Stock	Dollar Value of Restricted Stock (1)

Bassam B. Damaj, President and Chief Executive Officer	—	—	180,000	$877,200

Vivian H. Liu, Executive Vice President	—	—	164,362	$784,348

Mark Westgate, Vice President and Chief Financial Officer	—	—	10,000	$66,400

All current non-executive directors as a group	—	—	33,556	$153,009

All employees, including all current officers who are not executive officers, as a group	27,500	$48,040	233,080	$1,275,116

(1)
Market values for stock awards were determined by multiplying the number of shares granted by the closing market price of our stock on the grant date in accordance with FASB ASC 718.  Market values for option awards were calculated using the Black-Scholes Method.  A discussion of the assumptions used in calculating the Black-Scholes values may be found in Note 2 and Note 13 of our audited Consolidated Financial Statements.

Equity Compensation Plan Information

The following table gives information as of  December 31, 2010 about shares of our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (together, the “Equity Plans”):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	107,604	$10.37	514,980

Equity compensation plans not approved by security holders	—	—	—

Totals	107,604	$10.37	514,980

United States Federal Income Tax Consequences of Issuance and Exercise of Awards

The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the 2006 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change.  In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.  The tax consequences of Awards issued to participants outside of the U.S. may differ from the U.S. tax consequences.

Non-Incentive Stock Options:

No income will be recognized by an optionee at the time a NISO is granted.  Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price.  This ordinary income will also constitute wages subject to the withholding of income tax, and we will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in cash.

Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the fair market value of the shares on the date of exercise.

We will be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of the NISO, subject to the usual rules as to reasonableness of compensation and provided that we timely comply with the applicable information reporting requirements.

Incentive Stock Options:

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to us.  For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee’s income in the year of exercise of an ISO.

The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must not dispose of such shares within two years after the option is granted or within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

Restricted Stock Awards:

Restricted Stock Awards are generally subject to ordinary income tax at the time the restrictions lapse.  We will be entitled to a corresponding Federal income tax deduction at the time the participant recognizes ordinary income.

Stock Appreciation Rights:

The participant receiving a SAR will not recognize Federal taxable income at the time the SAR is granted. When the participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the Base Value will be taxed as ordinary income to the participant. We will be entitled to a Federal tax deduction equal to the amount of ordinary income the participant is required to recognize as the result of exercising the SAR.

Limits on Deductions:

Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the three most highly paid executive officers (other than the Chief Financial Officer) of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

If the Amendment is approved by the Stockholders, the Company may claim a deduction in connection with (i) the exercise of NISOs and/or SARs, and (ii) the disposition during the ISO holding period by an optionee of shares acquired upon the exercise of ISOs, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards. Because Restricted Stock Awards under the Plan are not deemed to be qualified performance-based compensation under Section 162(m) of the Code, amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted stock awards will be subject to the limitations on deductibility under Section 162(m).

Stockholder Approval Requirement for the Proposal

As previously disclosed, because our Common Stock is listed on the NASDAQ Stock Market, we are subject to the NASDAQ listing standards set forth in its Marketplace Rules.  We are required under Marketplace Rule 5635(c) to seek stockholder approval of our proposed amendment to increase the number of shares authorized for issuance, and impose a maximum individual limit on annual awards of options or stock appreciation rights, under the 2006 Plan.  Marketplace Rule 5635(c) requires stockholder approval prior to materially amending a stock option plan or other equity compensation arrangement, pursuant to which stock may be acquired by officers, directors, employees or consultants. Therefore, we are requesting stockholder approval for this Proposal No. 3 under this NASDAQ listing standard.

Required Vote and Recommendation of Board of Directors

Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total votes cast on the proposal are affirmative.  Under Nevada law, abstentions from voting on the proposal and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
TO AMEND THE 2006 PLAN TO INCREASE THE SHARE RESERVE

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE

Meetings of the Board of Directors

During the year ended December 31, 2010, five meetings of the Board of Directors were held.  Each director attended 100% of the aggregate number of meetings of the Board and at least 75% of the Committees of the Board on which they served during the periods that they served.  Although we expect directors to attend each annual meeting, we have no formal policy requiring attendance by directors at our annual meeting of stockholders.  All of our incumbent directors who were serving at the time of our 2010 annual meeting of stockholders attended in person or telephonically this annual meeting..

Committees of the Board

Our Board of Directors currently has four committees: the Compensation Committee, the Audit Committee, the Finance Committee, and the Corporate Governance/Nominating Committee.

The Compensation Committee establishes remuneration levels for our executive officers and implements incentive programs for officers, directors and consultants, including the 2006 Plan.  The Compensation Committee was formed on February 7, 2000 and held one meeting in 2010.  As of December 31, 2010, the Compensation Committee consisted of Roberto Crea, Ph.D., Leonard Oppenheim, Esq. and Rusty Ray (Chairman), none of whom was an employee and each of whom met the independence requirements of NASDAQ Marketplace Rule 5605(a)(2).  In March 2011, we adopted a charter for our Compensation Committee. A copy of the Compensation Committee charter is posted on the Company’s website at www.apricusbio.com.  Our independent compensation consultants as well as executive officers and management play an important role in making recommendations and formulating compensation plans for our employees, including named executives.  The Compensation Committee may delegate authority for day-to-day administration and interpretation of the various compensation programs in place, including selection of participants, determination of award levels and approval of award documents to our non-officer employees.  However, the Compensation Committee may not delegate any authority under those programs for matters affecting the compensation and benefits of the executive officers.  Our Chief Executive Officer gives the Compensation Committee a performance assessment and compensation recommendations for the named executives.  An independent compensation consultant, ORC Worldwide Compensation Consultants, assists the Compensation Committee in evaluating our executive compensation program and provides additional assurance that our program is reasonable and consistent with pharmaceutical industry standards for companies in our peer group.  ORC Worldwide Compensation Consultants is a compensation consulting firm which provides consulting and data services to large and mid-sized organizations, focusing on compensation programs.  We participate in SIRS®, a Salary Information Retrieval System, which is a comprehensive U.S. salary survey with analytical tools and reports, whereby we select approximately fifty pharmaceutical companies with which we share salary data information on an annual basis.  This process enables us to benchmark our job functions and job levels within our specific industry sector, obtain competitive salary data, and maintain a competitive salary structure.  The recommendations of our Chief Executive Officer are then considered by the Compensation Committee in determining the total compensation packages for named executives.

The Audit Committee periodically meets with our financial and accounting management and independent auditors and selects our independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls.  The Audit Committee was formed on February 7, 2000 and acts under a written charter.  We amended and restated our Audit Committee charter in March 2011.  A copy of the Amended and Restated Audit Committee charter is posted on the Company’s website at www.apricusbio.com and is attached to this proxy as Appendix B.  The Audit Committee met four times in 2010, and as of December 31, 2010, consisted of, Leonard A. Oppenheim, Esq. (Chairman), Rusty Ray and Deirdre Y. Gillespie, M.D., none of whom was an employee and each of whom met the applicable independence and experience requirements of the NASDAQ Marketplace Rules.  The Board of Directors has determined that Rusty Ray in addition to being “independent,” is an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulatio,n S-K.

The Finance Committee makes recommendations to the Board of Directors concerning financing opportunities and instruments.  The Finance Committee was formed on June 21, 2002.  The Finance Committee met once in 2010, and as of December 31, 2010 consisted of Deirdre Y. Gillespie, M.D. (Chairman), Rusty Ray and Bassam B. Damaj, Ph.D.

Director Nominations and Stockholder Communications

The Corporate Governance/Nominating Committee makes recommendations to the Board of Directors concerning candidates for Board vacancies.  The Corporate Governance/Nominating Committee was formed on February 7, 2000.  The Corporate Governance/Nominating Committee met one time in 2010, and as of December 31, 2010, consisted of Deirdre Y. Gillespie, M.D. (Chairman), Roberto Crea, Ph.D. and Rusty Ray, none of whom was an employee and each of whom met the independence requirements of NASDAQ Marketplace Rule 5605(a)(2).  The Corporate Governance/Nominating Committee acts under a written charter, which was amended and restated in March 2011 and is available on our website at www.apricusbio.com.  We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.  We have not received any nominees for director from any stockholder or stockholder group that owns more than 5% of our voting stock.

Our Corporate Governance/Nominating Committee may consider nominees for director submitted in writing to the Chairman of the Committee, which are submitted by our executive officers, current directors, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder.  Information with respect to any proposed nominee shall be provided in writing to the Chairman of the Corporate Governance/Nominating Committee at Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121, at least 120 days prior to the anniversary of the mailing date of the prior year’s annual meeting proxy statement.  A submitting stockholder shall provide evidence that he, she or it has beneficially owned at least 5% of our Common Stock for at least one year and shall provide the name of the nominee(s) for director, and such other information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our proxy statement if such proposed nominee were to be included therein.  In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below.

Any other stockholder communications intended for our management or the Board of Directors shall be submitted in writing to the Chairman of the Corporate Governance/Nominating Committee who shall determine, in her discretion, considering the identity of the submitting stockholder and the materiality and appropriateness of the communication, whether, and to whom within our company, to forward the communication.

The Corporate Governance/Nominating Committee generally identifies potential candidates for director by seeking referrals from our management and members of the Board of Directors and their various business contacts.  There are currently no specific, minimum or absolute criteria for Board membership.  Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths.  There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

Director Independence

Our Board of Directors has determined that each of Mr. Oppenheim, Mr. Ray, Dr. Crea and Dr. Gillespie met the definitions of independence under the applicable NASDAQ Marketplace rules.  Accordingly, a majority of the directors were deemed to be independent.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, and to all of our other officers, directors and employees.  In April 2011, we amended and restated our code of ethics.  The amended and restated code of ethics is available at the Corporate Governance section of the Investors page on our website at www.apricusbio.com.  We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.

Board Leadership Structure and Board’s Role in Risk Oversight

Our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate.  As such, Dr. Damaj serves as Chairman, President and Chief Executive Officer.  In creating this structure, however, our Board chose to create the position of a Lead Independent Director.  In March 2011, the Board appointed Rusty Ray to be the Company’s Lead Independent Director.  In this role, Mr. Ray presides at the meetings of the independent directors and serves as the principal interface between the independent directors and the Chairman and Chief Executive Officer.  The Board believes that this governance structure provides the necessary degree of independence.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the board of directors, including the Audit Committee and the Corporate Governance/Nominating Committee.  However, the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through reports directly from officers responsible for oversight of particular risks within our company as our board of directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions are set forth in the following table.  Biographical information regarding each executive officer who is not also a director is set forth following the table.

Name	Age	Position
Bassam Damaj, Ph.D.	42	Chairman, President and Chief Executive Officer
Mark Westgate	41	Vice President, Chief Financial Officer and Treasurer
Edward Cox	30	Vice President, Corporate Development, Investor Relations and Secretary

Mark Westgate has been our Vice President, Chief Financial Officer and Treasurer since December 2005.  From March 2002 to December 2005, Mr. Westgate served as our Controller.  He has over seventeen years of public accounting and financial management experience.  From August 1998 to March 2002, Mr. Westgate served as Controller and Director of Finance for Lavipharm Laboratories Inc., a company specializing in drug delivery and particle design.  Prior to joining Lavipharm, he was a supervisor at Richard A. Eisner & Company, LLP where he performed audits and provided tax advice for clients in various industries including biotech.  Mr. Westgate is a Certified Public Accountant in the State of New York and a member of the New York State Society of Certified Public Accountants.  He holds a B.B.A. degree in public accounting from Pace University.

Edward Cox has been our Vice President, Corporate Development, Investor Relations and Secretary since December 2009.  Mr. Cox  was the President, Director and Secretary of Bio-Quant, Inc. from January 2007 until the merger with Apricus Bio.  Prior to that, he acted as a Business Strategist and Consultant for both public and private companies in the areas of Healthcare, Life Science, Technology and Resources. Mr. Cox holds a Masters of Science degree in Business from the University of Florida.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2010 and 2009

The following table sets forth the compensation paid by us during the years ended December 31, 2009, and December 31, 2010 to our principal executive officer and each of the other two most highly paid executive officers who were serving as executive officers as of December 31, 2010 (collectively, the “Named Executive Officers”):

Name and Position	Year	Salary	Bonus	Stock Awards (4)	Option Awards	All Other Compensation (3)		Total
Bassam B. Damaj (2)	2010	$300,000	$165,000	$877,200	—	—		$1,342,200
President and Chief Executive Officer	2009	$12,500	—	—	—	—		$12,500

Vivian H. Liu (1)	2010	$280,000	$50,000	$784,348	—	$77,800	(5)	$1,192,148
Former Executive Vice President	2009	$285,114	—		—	$5,285		$290,399

Mark Westgate	2010	$235,000	$117,500	$66,400	—	$2,349		$418,900
Vice President and Chief Financial Officer	2009	$223,248	—	—	—	$3,564		$226,812

(1)	Ms. Liu’s employment as our Executive Vice President ended on December 31, 2010.
(2)	Dr. Damaj was appointed our President and Chief Executive Officer in December 2009.
(3)
Other Compensation includes amounts for the Company’s matching and profit sharing contribution to the 401k plan and life insurance premiums paid on behalf of the Named Executives as part of the employee benefit plan for all employees, whereby each employee has a Company paid life insurance policy in the amount of each employee’s annual salary..

(4)
Market value of stock awards was determined by multiplying the number of shares granted by the closing market price of our stock on the grant date.   See Note 13 to the Company’s audited financial statements filed with our annual report of Form 10-K for the year ended December 31, 21010.

(5)	Includes a one-time signing bonus of $50,000 and one-time relocation bonus of $25,000.

Outstanding Equity Awards at December 31, 2010

The following table shows information regarding our outstanding equity awards at December 31, 2010 for the Name Executive Officers.

	Option Awards					Stock Awards
Name	Exercisable		Unexer-cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bassam B. Damaj	—		—	—	—	80,000	$452,800	(2)	—		—

Vivian H. Liu (1)	12,000	(3)	—	$13.80	12/15/15
	7,000	(4)	—	$10.50	12/16/12
	7,619	(5)	—	$8.25	12/3/12
	6,667	(6)	—	$12.15	8/3/16

Mark Westgate	5,000	(4)	—	$13.80	12/15/15
	333	(8)	—	$19.80	1/18/15
	1,818	(5)	—	$8.25	12/3/12
	1,000	(9)	—	$48.75	3/11/12
	5,333	(6)	—	$12.15	8/3/16
						10,000	$66,400	(2)	—		—
									6,667	(7)	$147,000	(3)

(1)	Ms. Liu’s employment as our Executive Vice President ended on December 31, 2010. Unexercised options were forfeited on March 31, 2011.
(2)	Market values were determined by multiplying the number of shares granted by the closing market price of our Common Stock on the grant date.
(3)	Options vested in three equal installments on December 31, 2006, 2007 and 2008.
(4)	Options vested in three equal installments on December 31, 2003, 2004 and 2005.
(5)	Options vested on July 1, 2003.
(6)	Options vested in two equal installments on the filing of the NDA for our Vitaros® in September 2007 and the acceptance of the NDA for review by the FDA in November 2007.
(7)	The stock vests in two equal installments upon the re-submission of the NDA for Vitaros® and upon the FDA’s approval of the NDA.
(8)	Options vested on the grant date of January 18, 2005.
(9)	Options vested in three equal installments on March 11, 2003, 2004 and 2005.

DIRECTOR COMPENSATION

In December 2009, our Board of Directors adopted a new compensation package for our non-employee directors which has been in effect since January 1, 2010.  Under this compensation package, each non-employee director is entitled to receive an annual retainer of $36,000 (which is paid in stock) and a per-meeting fee of $500 (which is paid in cash) for each Board or committee meeting attended either in person or by telephone.  In addition, each non-employee director serving as Chairman of one of our standing committees is entitled to receive an annual retainer of $4,000 (which is paid in stock) for his or her service as a committee chair.

The annual retainers for service as a Board member and as a committee chair are payable quarterly in arrears, in shares of our Common Stock valued at a price per share equal to the average closing price of our Common Stock over the first five trading days of the calendar year, as reported on the NASDAQ Stock Market, to be issued under the 2006 Plan, subject to there being a sufficient number of shares of Common Stock reserved for issuance under the 2006 Plan.  If, for a given quarter, there is not a sufficient number of shares available for issuance under the 2006 Plan to cover the annual retainer grants, then payment of the applicable retainer amount will either be made in cash, or, at the director’s option, be deferred to a later date (subject to short-term deferral limits under Section 409A of the Internal Revenue Code)..  For the fiscal year ending December 31, 2010, the $36,000 annual retainer for service as a Board member amounted to 117,647 shares of Common Stock per director, and the $4,000 annual retainer for service as a committee chair amounted to 13,072 shares of Common Stock per committee chair.  The per-meeting fees are payable in cash, quarterly in arrears.

Below is a summary of the non-employee director compensation paid in 2010:

Non-Employee Director Compensation for 2010

Name	Fees earned or Paid in cash($)	Stock Awards ($) (3) (4)	Total ($)
Richard J. Berman (1)	$1,500	$17,000	$18,500
Leonard A. Oppenheim, Esq.	$2,500	$40,000	$42,500
Deirdre Y. Gillespie, M.D. (2)	$1,000	$19,000	$20,000
Roberto Crea, Ph.D.	$2,500	$36,000	$38,500
Rusty Ray	$2,500	$40,000	$42,500

(1)	Mr. Berman resigned from our Board in June 2010.
(2)	Dr. Gillespie joined our Board in June 2010.
(3)
Market values for stock awards granted for the annual retainer fees were calculated based on the average of the closing price of our Common Stock over five consecutive trading days, commencing on January 4, 2010.

(4)	As of December 31, 2010, there were no outstanding unissued stock awards to non-employee directors of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors

Leonard A. Oppenheim, Esq. (Chairman)
Rusty Ray
Deirdre Y. Gillespie, M.D.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

Our Board of Directors has adopted a written policy and procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of our outstanding Common Stock).  The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under the relevant SEC rules (generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  Related person transactions must be approved by the Board or by the Audit Committee of the Board consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests.  The Board or Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.

The Board and Audit Committee reviewed and approved as required the following related party transactions in 2010:

On December 14, 2009, the Company issued $12,129,010 in promissory notes (the “Notes”) in connection with the acquisition of Bio-Quant (the “Merger”), of which approximately 63% were held by executives or directors of the Company including Dr. Damaj, Dr. Esber, Dr. Crea and Mr. Cox. The Notes bore interest at a rate of 10% per annum, with all principal and interest accrued thereunder becoming due and payable one year from the closing date of the Merger, or December 14, 2010.  The terms of the Notes provided that the principal amounts and all interest thereunder were payable by the Company in cash or, at the Company’s option, in Apricus Biosciences shares, which were valued at the fixed price of $2.52 per share.  The principal amount of the Notes outstanding at December 31, 2009 was $12,129,010 and is reflected as Notes payable in the current liabilities section of the Consolidated Balance Sheet at December 31, 2009.

In January and March 2010, the Company repaid $2,230,201 of outstanding principal of the Notes through the issuance of Common Stock at $2.52 per share, which is the fixed payment price pursuant to the terms of the Notes.  As such, the Company issued 1,003,210 shares of Common Stock to the note holders in repayment of such $2,230,201 principal amount plus interest.  On June 21, 2010, the Notes were repaid in full with the issuance of 3,639,410 shares of common stock to repay the remaining outstanding principal amount of $9,898,809 plus interest.
The Company recognized a beneficial conversion charge for the differential between the original conversion rates of $2.52 and $3.00 per share and the market price of the Company’s Common Stock at the time of the above payments.  As such a beneficial conversion charge of non-cash interest expense was recognized with respect to the Notes for the year ended December 31, 2010 was $6,139,741 and is included in interest expense in the consolidated statements of operations.

There were no other related person transactions entered into in 2010 and there are no related person arrangements in place from previous years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, as of March 21, 2011, of Common Stock by (a) our directors and executive officers, individually, and (b) our directors and executive officers as a group.  To the Company’s knowledge, there were no other holders of more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Class (%)(2)

Directors and Executive Officers
Bassam B. Damaj, Ph.D. (3)	1,335,976	6.8%
Henry J. Esber, Ph.D. (4)	574,282	2.9%
Mark Westgate (5)	81,773	*
Edward M. Cox (6)	95,618	*
Leonard A. Oppenheim, Esq. (7)	56,192	*
Roberto Crea, Ph.D.	27,551	*
Rusty Ray	8,716	*
Deirdre Y. Gillespie, M.D.	4,576

All executive officers and directors as a group (eight persons)	2,184,684	11.09%

*	Less than one percent (1%).
(1)	The address for each of our executive officers and directors is 6330 Nancy Ridge Drive, Suite 103, San Diego, California, 92121.
(2)	Percentage ownership is calculated based on a total of 19,533,018 shares of Common Stock issued and outstanding as of March 21, 2010.
(3)	Includes 327,100 shares held by Dr. Damaj’s spouse. Dr. Damaj disclaims any pecuniary interest in these shares.
(4)	Includes 192,412 shares held by Dr. Esber’s spouse. Dr. Esber disclaims any pecuniary interest in these shares.
(5)	Includes 23,152 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.
(6)	Includes 10,044 shares issuable upon vesting of restricted shares within 60 days of March 21, 2011.
(7)	Includes 33,333 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the SEC with respect to ownership and changes in ownership of the Common Stock and our other equity securities.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, our officers, directors and greater than 10% stockholders complied with these Section 16(a) filing requirements with respect to our Common Stock during the fiscal year ended December 31, 2010.

STOCKHOLDER PROPOSALS

Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2012 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of Apricus Biosciences, Inc., on or before December 16, 2011.

Stockholders who intend to present a proposal at the 2012 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials for the 2012 Annual Meeting are required to provide notice of such proposal between February 19, 2012 and March 20, 2012, assuming that the 2012 Annual Meeting is held within 30 days from May 16, 2012.  If the meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be delivered prior to the later of (i) 6o days before the annual meeting or (b) the 10th day after which announcement of the meeting day is first made.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Proposals and notices of intention to present proposals at the 2010 Annual Meeting should be addressed to Secretary of Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, California, 92121.

HOUSEHOLDING OF PROXY MATERIALS

In some cases only one copy of this Proxy Statement or our 2010 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy.  To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to Secretary of Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, California, 92121 or an oral request at (858) 222-8041.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549.  You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, California, 92121 or an oral request at (858) 222-8041.  You may also access these filings at our web site under the investor relations link at www.apricusbio.com..

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at 1-800-690-6903 or by internet at http/www.proxyvote.com.

By Order of the Board of Directors

/s/ Edward Cox
Edward Cox
Secretary

April 15, 2011
San Diego, California

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]

To Our Stockholders,

You are cordially invited to attend our 2011 Annual Meeting of Stockholders, to be held at the Woodfin Hotel, 10044 Pacific Mesa Boulevard, San Diego, California 92121, at 8:00 a.m., local time, on Monday, May 16, 2011.

The enclosed Proxy Statement provides you with additional details about items that will be addressed at the Annual Meeting.  Following consideration of the proposals set forth in the Proxy Statement, an overview of Apricus Biosciences, Inc.’s activities will be presented and we will be available to answer any questions you may have.  After reviewing the Proxy Statement, please sign, date and indicate your vote for the items listed on the Proxy Card below and return it by mail in the enclosed, postage-paid envelope, or vote by telephone by calling (800) 690-6903 (U.S. only), or by internet at www.proxyvote.com, whether or not you plan to attend the Annual Meeting.

Thank you for your prompt response.

Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121
(Continued, and to be signed on reverse side)

[FORM OF PROXY- REVERSE SIDE OF TOP PORTION]

PROXY	PROXY

APRICUS BIOSCIENCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Bassam B. Damaj, Ph.D. and Edward M. Cox, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Apricus Biosciences, Inc. to be held at the Woodfin Hotel, 10044 Pacific Mesa Boulevard, San Diego, California on Monday, May  16, 2011 at  8:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder.  If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3.  Any prior proxy is hereby revoked.

(Please detach here)

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3.

PROPOSAL NO. 1: Election of Class I Directors:

Class III Directors 1. Bassam B. Damaj, Ph. D. 2. Leonard A. Oppenheim, Esq. 3. Rusty Ray	FOR ☐ WITHHOLD AUTHORITY ☐ To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.☐ ☐

PROPOSAL NO. 2: To ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 3:  To consider and vote upon a proposal to amend our 2006 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the 2006 Plan to 3,833,333 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Address Change? Mark Box  ☐ Indicate changes below:

Signature(s) in Box

Date:

Please sign exactly as your name(s) appear(s) at the left.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee
or corporation, please sign in full corporate name by
president or other authorized person. If a partnership,
please sign in partnership name by authorized person.

[FORM OF PROXY DETACHABLE PROXY CARD]

COMPANY APRICUS BIOSCIENCES, INC.
        6330 Nancy Ridge Drive, Suite 103
        San Diego, CA 92121

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-690-6903 – QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M> Eastern Time on Sunday, May 15, 2011.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET – www.proxyvote.com - QUICK *** EASY *** IMMEDIATE

•
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 15, 2011,  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apricus Biosciences, Inc., c/o Broadridge 51 Mercedes Way, Edgewood NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

Appendix A

INSTRUMENT OF AMENDMENT TO THE
APRICUS BIOSCIENCES, INC.
2006 STOCK INCENTIVE PLAN

WHEREAS, Apricus Biosciences, Inc. (the “Company”) maintains the Apricus Biosciences, Inc. 2006 Stock Incentive Plan (the “Plan”);

WHEREAS, Section 17(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan to increase the number of shares of common stock of Apricus Biosciences, Inc., par value of $0.001 per share (the “Common Stock”), available for grant or delivery under the Plan, and to impose a maximum individual limit on annual awards of options or stock appreciation rights under the Plan, subject to stockholder approval;

WHEREAS, the Board wishes to amend the Plan to increase the number of shares of Common Stock available for grant or delivery under the Plan from 1,333,333 shares to 3,833,333 (the “Amendment”); and

WHEREAS, stockholder approval is being solicited at the Company’s 2011 Annual Meeting of Stockholders (“Annual Meeting”) on May 16, 2011 to effectuate the Amendments.

NOW, THEREFORE, the Plan is hereby amended, effective May 16, 2011, upon stockholder approval of the Amendment at the Annual Meeting, and at any adjournment thereof, as follows:

1.           Section 2 of the Plan is amended and restated in its entirety to read as follows:

“The maximum number of shares of the common stock, par value of $0.001 per share (the “Common Stock”), of the Company with respect to which Options or SARs may be granted or that may be delivered as Stock Awards to participants (“Participants”) and their beneficiaries under the Plan shall be shall be three million eight hundred thirty-three thousand three hundred three million (3,833,333). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.  Subject to such overall limitation, shares of Common Stock may be issued up to such maximum number pursuant to any type of Award; provided, however, that Options or SARs with respect to no more than [2,000,000] shares of Common Stock may be granted to any one individual Participant during any one calendar year.”

Mark Westgate
Vice President and Chief Financial Officer

May 16, 2011

Appendix B

APRICUS BIOSCIENCES, INC.

Amended and Restated Audit Committee Charter

I.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Apricus Biosciences, Inc., a Nevada corporation (the “Company”) are to:

•	oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•
take, or recommend that the Board of Directors of the Company (the “Board”) take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K or 20-F), the nature of the relationship and the reasons for that determination.  A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

The Corporate Governance/Nominating Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur.  The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause.  Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee.  Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board.  The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly.  A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting.  In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

V.	Responsibilities and Authority

A.	Review of Charter

•
The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.	Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Corporate Governance and Nominating Committee.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditors

•
The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•
The Audit Committee shall be directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditors that the independent auditors shall report directly to the Audit Committee.

•
The Audit Committee shall pre-approve in consultation with management all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.  This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•
The Audit Committee shall (1) request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (“Rule 3526”), (2) require that the independent auditors submit to the Audit Committee at least annually a formal written statement describing all relationships between the independent auditors or any of its affiliates and the Company or persons in financial reporting oversight roles at the Company that might reasonably be thought to bear on the independence of the independent auditors, (3) discuss with the independent auditors the potential effects of any disclosed relationships or services on the objectivity and independence of the independent auditors, (4) require that the independent auditors provide to the Audit Committee written affirmation that the independent auditor is, as of the date of the affirmation, independent in compliance with PCAOB Rule 3520 and (5) based on such disclosures, statement, discussion and affirmation, take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.  In addition, before approving the initial engagement of any independent auditor, the Audit Committee shall receive, review and discuss with the audit firm all information required by, and otherwise take all actions necessary for compliance with the requirements of, Rule 3526.  References to rules of the PCAOB shall be deemed to refer to such rules and to any substantially equivalent rules adopted to replace such rules, in each case as subsequently amended, modified or supplemented.

•
The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor’s independence.

•
The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board.  As part of such evaluation, at least annually, the Audit Committee shall:

•
obtain and review a report or reports from the independent auditors describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditors and the Company;

•
review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditor’s audit staff); and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management of the independent auditor’s performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee may establish, or recommend to the Board, policies with respect to the potential hiring of current or former employees of the independent auditors.

D.	Audited Financial Statements and Annual Audit

•
The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•
The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditors the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee must review:

(i)
any analyses prepared by management, and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.  The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors.   The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)
major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•
The Audit Committee shall review and discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, as amended, and request assurance from the independent auditors that Section 10A(b) of the Exchange Act has not been implicated.

•
The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto.  This review shall include (1) any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information, and (2) any significant disagreements with management and.

•	This review may also include:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);

(ii)	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

(iii)	any management or internal control letter issued, or proposed to be issued, by the independent auditors.

•
The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•
If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•
Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•
The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.	Unaudited Quarterly Financial Statements

•
The Audit Committee shall discuss with management and the independent auditors, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

F.	Use of non-GAAP data

•
The Audit Committee shall, prior to public dissemination, review and discuss any proposed use of “pro forma” or “adjusted” non-GAAP information, including in the Company’s earnings press releases or earnings guidance provided to analysts and rating agencies.

G.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•
In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

H.	Procedures for Addressing Complaints and Concerns

•
The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, or concerns regarding potential violations of the Company’s Code of Conduct or Code Ethics.

I.	Regular Reports to the Board

•
The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

A.	Engagement of Advisors

•
The Audit Committee may, subject to Board approval, engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	Legal and Regulatory Compliance

•
The Audit Committee may discuss with management and the independent auditors, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements.  After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•
The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

C.	Conflicts of Interest

The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict-of-interest situations on an ongoing basis and the approval of the Audit Committee shall be required pursuant to guidelines adopted by the Board of Directors or the Audit Committee from time to time.  The Audit Committee may establish such policies and procedures as it deems appropriate to facilitate such review.

D.	General

•
The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•
In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditors and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•
The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditors or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•	The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

Limitation of Audit Committee's Role

The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The outside auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the outside auditors. The Company's management has the responsibility to determine that the Company's disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with any code(s) of conduct adopted by the Company. The primary responsibility for these matters rests with the Company's management.

Adopted: March 21, 2011